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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44115, 33-31819, 33-23504, 33-7499, 2-89925,
33-10106, 33-38044, 33-16987, and 33-62603) of Compaq Computer Corporation of
our report dated January 21, 1997 appearing in the 1996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



PRICE WATERHOUSE LLP

Houston, Texas
February 26, 1997